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                                                                   EXHIBIT 10.52


                                 PROMISSORY NOTE


US$ $125,000.00

                                                                January 10, 2003

                                    ARTICLE I
                               PAYMENT OBLIGATION

         FOR VALUE RECEIVED, the undersigned The UniMark Group, Inc., a Texas corporation ("Maker"), unconditionally promises to pay to the order of M & M Nominee, LLC or its assigns ("Payee"), the sum of One Hundred Twenty-Five Thousand Dollars (US $125,000.00), together with interest on the unpaid principal balance from time to time outstanding at a rate per annum equal to ten percent (10%). The principal of and accrued interest on this Note shall be due and payable in lawful money of the United States on the earlier of (a) July 9, 2003, (b) the occurrence of a Qualified Lemon Project Financing (as defined below) or (c) upon demand following the occurrence of an Event of Default (as defined in Article III) or as otherwise provided in Article III hereof. Interest hereunder shall be calculated on the basis of a year of 365 days and the actual number of days elapsed. As used herein a "Qualified Lemon Project Financing" shall mean (i) any debt or equity financing of Maker or its subsidiaries which is secured, in whole or in part, by the approximately 2,572 prepared and planted hectares lemon groves owned by Maker and/or its subsidiaries (as further described in Maker's filings with the Securities and Exchange Commission) (the "Lemon Project"), or (ii) any other financing made by Maker or its subsidiaries which is obtained in connection with the Lemon Project, in each case with initial net cash proceeds in an amount at least equal to the outstanding principal amount of this Note and including, but not limited to, any debt financing obtained from Ixe Banco S.A. de C.V.

         Maker shall have the right to prepay the principal of this Note in full or in part at any time and from time to time without premium or penalty, provided, however, that accrued interest shall be due and payable contemporaneously with such prepayment of principal.

                                   ARTICLE II
                       AFFIRMATIVE AND NEGATIVE COVENANTS

         So long as any of the principal of and accrued interest of this Note is outstanding, or until the Payee consents to the contrary and the Maker receives prior written approval to the contrary from the Payee, Maker will comply, or cause compliance, with each of the following covenants:

         1. USE OF PROCEEDS. Maker will only use the net proceeds from this Note to fund expenditures for the Lemon Project, as approved by the Maker's board of directors (which expenditures may include contributions by the Maker of all or part of the net proceeds of this Note to one or more of the Maker's subsidiaries).

         2. LIMITATION ON LIENS AND ENCUMBRANCES. Maker will not incur, and will ensure that none of its direct or indirect subsidiaries (including, without limitation, Grupo Industrial Santa Engracia, S.A. de C.V.) incur, any lien on or otherwise pledge or encumber any of the assets constituting the Lemon Project, unless Maker first perfects a first priority lien security interest in favor of Payee covering the assets of Maker with a fair market value of at least two times the outstanding principal amount of this Note and which pledged assets are reasonably acceptable to Payee.

                                   ARTICLE III
                                EVENTS OF DEFAULT

         Any of the following shall constitute Events of Default ("Event(s) of Default"):



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         1.       default in making due and punctual payment of the principal of the Note, or any interest accrued thereon, or any other amount hereon, when and as such payment shall become due and payable, whether at maturity or by acceleration or otherwise if such payment is not made within five (5) days of written notice received by Maker specifying such default; or

         7.       the failure by Maker to comply with the covenants set forth in
                  Article II of this Note; or

         8.       the sale by Maker of all or substantially all of its assets;
                  or

         9. Maker shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

         10. Maker shall (i) apply for or consent in writing to the appointment of, or taking possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) file a petition seeking to take advantage of any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (iv) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, or (v) take any action for the purpose of effecting any of the foregoing; or

         11. a proceeding or case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction, seeking (i) Maker's liquidation, reorganization, dissolution, or winding-up, or the composition or adjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Maker or all or any substantial part of its assets, or (iii) similar relief in respect of Maker under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continued unstayed and in effect for a period of sixty
                  (60) days; or an order for relief against Maker shall be entered in an involuntary case under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts.

         If an Event of Default occurs under paragraphs 1, 2 or 3 above, then and in any such case Payee may declare the outstanding principal amount of the Note to be due and payable immediately, upon written notice to Maker and, upon any such declaration, the outstanding principal amount of the Note, and the interest accrued thereon, together with all costs of collection, including reasonable attorneys' fees if collected by law or through an attorney at law (as further set forth in Section IV(4) hereof), shall immediately become due and payable. If an Event of Default occurs under paragraphs 4, 5 or 6 above, then the outstanding principal of and all accrued and unpaid interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or other formalities or notice of any kind, all of which are hereby expressly waived by Maker.

                                   ARTICLE IV
                                     GENERAL

1. NOTICES. Any notice or demand given hereunder by the holder hereof must be in writing to be effective and shall be deemed to have been given and received (a) when actually delivered to the address of the party to be notified if delivered in person, or (b) if mailed, on the earlier of the date actually delivered to the address of the party to be notified or (whether ever so delivered or not) on the third Business Day (hereinafter defined) after it is enclosed in an envelope, addressed to the party to be notified, properly stamped, sealed, and deposited in the United States mail, certified



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         mail, return receipt requested. As used herein, "Business Day" means every day other than a Saturday, Sunday, or legal holiday in Dallas, Texas or New York, New York.

2. RENOUNCIATION. Maker hereby renounces to any presentation of this Note and to any notice or refusal, protest or notice of protest and to delay of grace.

3. WAIVER. This Note evidences the payment obligations of Maker to Payee. No failure on the part of Payee to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, privilege or remedy under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, privilege or remedy under this Note preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

4. EXPENSES. Maker agrees to pay or reimburse Payee for (a) all reasonable out-of-pocket costs and expenses of Payee (including, without limitation, the reasonable fees and expenses of counsel to Payee), in connection with any amendment, supplement, modification or waiver of any of the terms of this Note and (b) all reasonable costs and expenses of Payee (including the reasonable fees and expenses of counsel) in connection with any default or Event of Default and any enforcement or collection proceedings resulting therefrom. The obligations of Maker under this Section (IV)(4) shall survive the repayment of the principal amount of this Note.

5. AMENDMENTS. This Note may amended or modified only by an instrument in writing duly executed by Maker and Payee. Any amendment or modification effected in accordance with this Section IV(5) shall be binding upon Maker and Payee.

6. SUCCESSORS AND ASSIGNS. This Note shall be binding upon, and inure to the benefit of, Maker and Payee and their respective successors and permitted assigns. Maker may not assign its rights or obligations under this Note without the prior written consent of the Payee. Payee may assign or transfer this Note or any rights or obligations hereunder without the prior written consent of Maker.

7. HEADINGS. The section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Note.

8. SEVERABILITY. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision(s) were so excluded and shall otherwise be enforceable in accordance with its terms.

9. USURY. Maker covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive Maker from paying all or any portion of the principal of or interest on the Notes, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note.

10. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be performed in such state. THE PARTIES HERETO AGREE THAT VENUE IN ANY AND ALL ACTIONS AND PROCEEDINGS RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE IN THE STATE AND FEDERAL COURTS IN AND FOR WILMINGTON COUNTY, DELAWARE, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION FOR SUCH PURPOSE, AND THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. SERVICE OF PROCESS MAY BE MADE IN ANY MANNER RECOGNIZED BY SUCH COURTS. EACH OF THE PARTIES HERETO



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         IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION
         OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT
         OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the undersigned have executed this Note as of the date first above written.


MAKER:

THE UNIMARK GROUP, INC.

By: /s/ David E. Ziegler
    -----------------------
    David E. Ziegler
    Chief Financial Officer